UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2006

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 14, 2006, Bell Microproducts Inc. (the "Company") received Notices of Default from Wells Fargo Bank, N.A. ("Wells Fargo") with respect to is 3 ¾% Convertible Subordinated Notes due 2024 and its 3 ¾% Convertible Subordinated Notes, Series B due 2024 (collectively, the "Notes"). Wells Fargo serves as the trustee for the holders of the Notes. Under the terms of the indentures governing the Notes, the Company has an obligation to file with the Securities and Exchange Commission all reports it is required to file pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. The Company’s failure to timely file its Quarterly Report on Form 10-Q (the "Form 10-Q") for the period ended September 30, 2006 constituted a default pursuant to the terms of the indentures. The Company has thirty (30) days from the date it received the notices, or until December 14, 2006, to cure the default by filing the Form 10-Q or the holders may accelerate the payment of the outstanding balance due under the Notes, which amount would become immediately due and payable in full. As of September 30, 2006, the combined outstanding balance due under the Notes was $110 million. The holders of more than fifty percent (50%) of the outstanding aggregate principal amount of the Notes may grant the Company a waiver of the default. The Company intends to seek such a waiver in the event it is unable to file the Form 10-Q on or before December 14, 2006.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2006, the Company received a written Staff Determination notice from the Nasdaq Stock Market stating that the Company violated Nasdaq Marketplace Rule 4310(c)(14). As anticipated, the notice was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006. The notice stated that the Nasdaq Stock Market will suspend trading of the Company’s common stock at the opening of business on November 24, 2006 unless the Company requests a hearing with the Nasdaq Listing Qualifications Panel (the "Panel") by November 21, 2006. The Company has requested such a hearing, which will automatically stay the suspension of the trading of Company’s common stock pending the decision of the Panel. The Company issued a press release on November 20, 2006 disclosing its receipt of this Nasdaq Determination Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits:
Exhibit 99.1 - Press release dated November 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

November 20, 2006	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of Americas and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 20, 2006